EXHIBIT 23.1


                Consent of Ernst & Young LLP, Independent Auditors


         We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3, No. 33-52331) and related Prospectus of American Stores Company for the registration of $800,000,000 of Debt Securities and to the incorporation by reference therein of our report dated March 21, 1994, with respect to the consolidated financial statements of American Stores Company included in its Annual Report (Form 10-K) for the fiscal year ended January 29, 1994, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP
                                            ERNST & YOUNG LLP



         Salt Lake City, Utah
         November 1, 1994

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